UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                 August 22, 2001
                                -----------------
                Date of Report (Date of earliest event reported)



                               AVADO BRANDS, INC.
             (Exact name of registrant as specified in its charter)


                          Commission File No. 0-19542
                          ---------------------------

             Georgia                                    59-2778983
----------------------------------          ------------------------------------
     (State of Incorporation)                        (I.R.S. Employer
                                                    Identification No.)

     Hancock at Washington
        Madison, Georgia                                  30650
----------------------------------           -----------------------------------
 (Address of Principal Executive                        (Zip Code)
             Offices)


       Registrant's telephone number, including area code: (706) 342-4552

Item 2. Disposition of Assets


     On August 22, 2001, Avado Brands, Inc. (the "Company") substantially completed the sale of its McCormick & Schmick's brand to Castle Harlan, Inc. and Bruckmann, Rosser, Sherrill & Co. Closing occurred on 33 of the 34 restaurants involved in the transaction for a purchase price of $119.3 million. The remaining restaurant is expected to close during the fourth quarter of 2001, once permitting is complete, for additional proceeds of $4.2 million.

     The majority of the sale proceeds received on August 22, 2001 were used to repay $95.8 million outstanding under the revolving credit portion of the Company's credit facility. Of the remaining $23.5 million, $4.3 million was used to pay fees and expenses associated with the transaction, $6.3 million was used to satisfy the Company's portion of outstanding obligations related to the
McCormick   &  Schmick's   division,   $6.0   million  was  used  to   partially
cash-collateralize existing $10.9 million in letters of credit under the Company's credit facility, and the remainder is being used to settle various past due obligations. When the final proceeds of $4.2 million are received, the Company expects to more fully cash-collateralize the aforementioned letters of credit that secure its self-insurance programs.

     The Company operates three other proprietary brands comprised of 14 Canyon Cafe restaurants, 131 Don Pablo's Mexican Kitchens and 74 Hops Restaurant-Bar-Breweries. McCormick & Schmick's contributed $162.4 million to total company sales of $685.8 million for the year ended December 31, 2000 and approximately $20.4 million to the Company's total EBITDA of $55.1 million. In the first six months of 2001, McCormick & Schmick's contributed $89.7 million to total company sales of $354.0 million and approximately $11.6 million to total EBITDA of $32.2 million.

     Certain of the statements set forth above that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from those anticipated. Factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the Company's prospects in general are described in Exhibit 99.1 to the Company's Form 10-Q for the fiscal quarter ended April 2, 2000, and the Company's other filings with the Securities and Exchange Commission.

Item 7. Financial Statements and Exhibits

(b)      Pro Forma Financial Statements

                               Avado Brands, Inc.
              Unaudited Pro Forma Consolidated Financial Statements
                              Basis of Presentation


     The pro forma consolidated statements of earnings for the year ended December 31, 2000 and for the six months ended July 1, 2001 present the operating results of Avado Brands, Inc. (the "Company"), excluding the operations of its 34 McCormick & Schmick's seafood dinner houses, as if such operations had been sold at the beginning of the respective periods. The pro forma consolidated balance sheet has been prepared assuming the McCormick & Schmick's sale took place as of July 1, 2001.

     The unaudited pro forma consolidated statements of earnings, balance sheet and notes thereto should be read in conjunction with the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and the Company's Quarterly Report on Form 10-Q for the unaudited fiscal quarter ended July 1, 2001.

     The unaudited pro forma information was based on a definitive Asset Purchase Agreement (the "Agreement") dated June 7, 2001. Under the terms of the agreement, the sales price is $123.5 million, subject to certain adjustments which could be positive or negative and some of which will be determined subsequent to the closing date. The Company does not expect these adjustments to be material to the transaction.

     The unaudited pro forma information is not necessarily indicative of the consolidated results of operations or the consolidated financial position that would have resulted had the McCormick & Schmick's sale occurred as described above, nor is it necessarily indicative of the results of operations of future periods or future consolidated financial position.

Avado Brands, Inc.
Pro Forma Consolidated Statements of Earnings
(Unaudited)

                                                                     Historical                           Pro Forma
                                                                     Year Ended                           Year Ended
                                                                    December 31,        Pro Forma         December 31,
 (In thousands, except per share data)                                  2000           Adjustments            2000
-------------------------------------------------------------------------------------------------------------------------
Restaurant sales:
    Canyon Cafe                                                  $     39,598                 -              39,598
    Don Pablo's                                                       297,347                 -             297,347
    Hops                                                              186,500                 -             186,500
    McCormick & Schmick's                                             162,350          (162,350)(B)               -
-------------------------------------------------------------------------------------------------------------------------
          Total restaurant sales                                      685,795          (162,350)            523,445
-------------------------------------------------------------------------------------------------------------------------
Restaurant operating expenses:
    Food and beverage                                                 198,527           (48,561)(B)         149,966
    Payroll and benefits                                              219,529           (50,227)(B)         169,302
    Depreciation and amortization                                      24,865            (3,127)(B)          21,738
    Other operating expenses                                          176,058           (36,455)(B)         139,603
-------------------------------------------------------------------------------------------------------------------------
          Total restaurant operating expenses                         618,979          (138,370)            480,609
-------------------------------------------------------------------------------------------------------------------------
General and administrative expenses                                    38,222            (6,827)(B)          31,395
Asset revaluation and other special charges                            38,200              (233)(B)          37,967
-------------------------------------------------------------------------------------------------------------------------
Operating income (loss)                                                (9,606)          (16,920)            (26,526)
-------------------------------------------------------------------------------------------------------------------------
Other income (expense):
    Interest expense, net                                             (38,262)           12,700 (C)         (25,562)
    Distribution expense on preferred securities                       (7,195)                -              (7,195)
    Gain (loss) on disposal of assets                                 (22,828)                -             (22,828)
    Income (loss) from investments carried at equity                      (69)                -                 (69)
    Other, including goodwill amortization                             (7,119)            1,652 (B)          (5,467)
-------------------------------------------------------------------------------------------------------------------------
          Total other income (expense)                                (75,473)           14,352             (61,121)
-------------------------------------------------------------------------------------------------------------------------
Earnings (loss) before income taxes and cumulative
    effect of change in accounting principle                          (85,079)           (2,568)            (87,647)
Income taxes                                                          (25,600)             (773)(D)         (26,373)
-------------------------------------------------------------------------------------------------------------------------
Earnings (loss) before cumulative effect of change
    in accounting principle                                           (59,479)           (1,795)            (61,274)
-------------------------------------------------------------------------------------------------------------------------
Cumulative effect of change in accounting
    principle, net of tax benefit                                      (6,255)                -              (6,255)
-------------------------------------------------------------------------------------------------------------------------
Net earnings (loss)                                              $    (65,734)           (1,795)            (67,529)
=========================================================================================================================

Basic earnings (loss) per common share:
    Basic earnings (loss) before cumulative effect of
        change in accounting principle                           $      (2.31)            (0.07)              (2.38)
    Cumulative effect of change in accounting principle                 (0.24)                -               (0.24)
-------------------------------------------------------------------------------------------------------------------------
Basic earnings (loss) per common share                           $      (2.55)            (0.07)              (2.62)
=========================================================================================================================

Diluted earnings (loss) per common share:
    Diluted earnings (loss) before cumulative effect of
        change in accounting principle                           $      (2.31)            (0.07)              (2.38)
    Cumulative effect of change in accounting principle                 (0.24)                -               (0.24)
-------------------------------------------------------------------------------------------------------------------------
Diluted earnings (loss) per common share                         $      (2.55)            (0.07)              (2.62)
=========================================================================================================================

See accompanying notes

Avado Brands, Inc.
Consolidated Statements of Earnings
(Unaudited)
                                                                     Historical                            Pro Forma
                                                                     Six Months                           Six Months
                                                                        Ended          Pro Forma             Ended
(In thousands, except per share data)                               July 1, 2001      Adjustments        July 1, 2001
-------------------------------------------------------------------------------------------------------------------------
Restaurant sales:
    Canyon Cafe                                                  $     16,883                 -              16,883
    Don Pablo's                                                       147,155                 -             147,155
    Hops                                                              100,215                 -             100,215
    McCormick & Schmick's                                              89,716           (89,716)(B)               -
-------------------------------------------------------------------------------------------------------------------------
          Total restaurant sales                                      353,969           (89,716)            264,253
-------------------------------------------------------------------------------------------------------------------------
Restaurant operating expenses:
    Food and beverage                                                 100,244           (26,530)(B)          73,714
    Payroll and benefits                                              114,396           (28,371)(B)          86,025
    Depreciation and amortization                                      11,628            (1,606)(B)          10,022
    Other operating expenses                                           91,376           (20,569)(B)          70,807
-------------------------------------------------------------------------------------------------------------------------
          Total restaurant operating expenses                         317,644           (77,076)            240,568
-------------------------------------------------------------------------------------------------------------------------
General and administrative expenses                                    16,712            (2,660)(B)          14,052
Other special charges                                                   1,250                 -               1,250
-------------------------------------------------------------------------------------------------------------------------
Operating income                                                       18,363            (9,980)              8,383
-------------------------------------------------------------------------------------------------------------------------
Other income (expense):
    Interest expense, net                                             (19,378)            5,640 (C)         (13,738)
    Distribution expense on preferred securities                       (2,446)                -              (2,446)
    Gain (loss) on disposal of assets                                     361                 -                 361
    Other, net                                                         (5,719)              796 (B)          (4,923)
-------------------------------------------------------------------------------------------------------------------------
          Total other income (expense)                                (27,182)            6,436             (20,746)
-------------------------------------------------------------------------------------------------------------------------
Earnings (loss) before income taxes                                    (8,819)           (3,544)            (12,363)
Income taxes                                                           (2,925)           (1,175)(D)          (4,100)
-------------------------------------------------------------------------------------------------------------------------
Net earnings (loss)                                              $     (5,894)           (2,369)             (8,263)
=========================================================================================================================

Basic earnings (loss) per common share                           $      (0.21)            (0.08)              (0.29)
=========================================================================================================================

Diluted earnings (loss) per common share                         $      (0.21)            (0.08)              (0.29)
=========================================================================================================================

See accompanying notes

Avado Brands, Inc.
Consolidated Balance Sheets
(Unaudited)
                                                                                    Historical                         Pro Forma
                                                                                      July 1,         Pro Forma         July 1,
(In thousands, except share data)                                                      2001           Adjustments        2001
-----------------------------------------------------------------------------------------------------------------------------------
Assets
Current assets:
      Cash and cash equivalents                                                  $       384              376 (A)          760
      Accounts receivable                                                              5,737                -            5,737
      Inventories                                                                      7,263                -            7,263
      Prepaid expenses and other                                                       5,336            2,750 (A)        8,086
      Assets held for sale                                                           115,765         (107,702)(A)        8,063
-----------------------------------------------------------------------------------------------------------------------------------
           Total current assets                                                      134,485         (104,576)          29,909

Premises and equipment, net                                                          313,801                -          313,801
Goodwill, net                                                                         73,624                -           73,624
Deferred income tax benefit                                                           18,900          (18,900)(A)            -
Other assets                                                                          42,431           10,000 (A)       52,431
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                 $   583,241         (113,476)         469,765
===================================================================================================================================

Liabilities and Shareholders' Equity
Current liabilities:
      Accounts payable                                                           $    10,513           (2,000)(A)        8,513
      Accrued liabilities                                                             64,288           (7,142)(A)       57,146
      Current installments of long-term debt                                          95,850          (95,824)(A)           26
      Income taxes                                                                    27,046            4,596 (A)       31,642
-----------------------------------------------------------------------------------------------------------------------------------
          Total current liabilities                                                  197,697         (100,370)          97,327

Long-term debt                                                                       215,743                -          215,743
Deferred income tax liability                                                              -            1,400 (A)        1,400
Other long-term liabilities                                                           14,946                -           14,946
-----------------------------------------------------------------------------------------------------------------------------------
           Total liabilities                                                         428,386          (98,970)         329,416
-----------------------------------------------------------------------------------------------------------------------------------

Company-obligated mandatorily redeemable preferred securities of Avado Financing I, a subsidiary holding solely Avado
       Brands, Inc. 7% convertible subordinated debentures
       due March 1, 2027                                                              68,584                -           68,584

Shareholders' equity:
      Preferred stock, $0.01 par value. Authorized 10,000,000 shares;
          none issued                                                                      -                -                -
      Common stock, $0.01 par value. Authorized - 75,000,000 shares;
          issued - 40,478,760 shares
          outstanding - 28,634,131 shares in 2001 and 28,206,673 in 2000                 405                -              405
      Additional paid-in capital                                                     146,419                -          146,419
      Retained earnings                                                               94,677          (14,506)(A)       80,171
      Treasury stock at cost; 11,844,629 shares in 2001 and 12,272,087 in 2000      (155,230)               -         (155,230)
-----------------------------------------------------------------------------------------------------------------------------------
           Total shareholders' equity                                                 86,271          (14,506)          71,765
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                 $   583,241         (113,476)         469,765
===================================================================================================================================

See accompanying notes

                               Avado Brands, Inc.
                          Notes to Unaudited Pro Forma
                       Consolidated Financial Statements

Note A
     The Company entered into a definitive Asset Purchase Agreement (the "Agreement") dated June 7, 2001 to sell the assets and liabilities associated with its 34 McCormick & Schmick's restaurants. On August 22, 2001, the transaction was substantially completed with the closing on 33 of the 34 restaurants involved in the transaction for a purchase price of $119.3 million. The remaining restaurant is expected to close during the fourth quarter of 2001, once permitting is complete, for additional proceeds of $4.2 million. The accompanying pro forma financial statements have been prepared excluding the operations of all 34 restaurants.

     The majority of the sale proceeds received on August 22, 2001 were used to repay $95.8 million outstanding under the revolving credit portion of the Company's credit facility. Of the remaining $23.5 million, $4.3 million was used to pay fees and expenses associated with the transaction, $6.3 million was used to satisfy the Company's portion of outstanding obligations related to the
McCormick   &  Schmick's   division,   $6.0   million  was  used  to   partially
cash-collateralize existing $10.9 million in letters of credit under the Company's credit facility, and the remainder is being used to settle various past due accounts payable and accrued liabilities. When the final proceeds of $4.2 million are received, the Company expects to more fully cash-collateralize the aforementioned letters of credit that secure its self-insurance programs. On a pro forma basis, the transaction resulted in a gain on sale before income taxes of approximately $10.4 million and a loss of approximately $14.5 million after income taxes.

     The pro forma adjustment to prepaid expenses reflects a $2.0 million receivable related to the portion of sales proceeds which were placed in escrow in addition to other receivable amounts related to the transaction.

     The $10.0  million  pro forma  adjustment  to other  assets  reflects  cash
collateral   related  to  the   letters  of  credit   securing   the   Company's
self-insurance programs.

     The pro forma adjustments to accounts payable and accrued liabilities reflect $6.3 million of the sale proceeds which were used to satisfy the Company's portion of outstanding obligations related to the McCormick & Schmick's division in addition to the application of excess cash proceeds to reduce past due accounts payable and accrued liabilities.

     The pro forma adjustment to assets held for sale reflects the sale of assets and assumption of liabilities related to the 33 restaurants sold and 1 remaining restaurant expected to be sold. Such balances related to the McCormick & Schmick's division were presented as assets held for sale in the Company's July 1, 2001 consolidated balance sheet.

     The pro forma adjustment to current installments of long-term debt reflects the use of sales proceeds to reduce long-term debt related to the Company's revolving credit agreement by $95.8 million.

     The pro forma adjustments to current income taxes payable, deferred income tax benefit, and deferred income tax liability reflect a total tax adjustment relating to the sale of $24.9 million. For income tax purposes, the $10.4 million pro forma pretax accounting gain on sale was increased by $55.5 million due primarily to permanent differences relating to the unamortized balance of goodwill arising from the Company's 1997 acquisition of McCormick & Schmick's. The total tax provision was determined using a 37.6% effective rate.

Note B
     The pro forma adjustment eliminates the direct revenues and direct operating expenses related to the 34 McCormick & Schmick's restaurants.

Note C
     The pro forma adjustment to interest expense reflects the decrease in interest expense resulting from the assumed use of sales proceeds to reduce long-term debt related to the Company's revolving credit agreement by $112.7 million in 2000 and $95.8 million in 2001.

Note D
     The pro forma adjustment to income taxes reflects the income tax effects of the above adjustments assuming a 30.1% and 33.2% effective rate for 2000 and 2001, respectively.

Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     Avado Brands, Inc.
                                                        (Registrant)


Date: September 4, 2001                    By:/s/Erich J. Booth
                                              ----------------------------------
                                              Erich J. Booth
                                              Chief Financial Officer, Treasurer